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February 20, 2004


Fidelity Management & Research Co.
c/o Fidelity Investments
82 Devonshire Street E31C
Boston, Massachusetts  02109
Attention: Nate Van Duzer
Assistant General Counsel
Facsimile: (617) 476-5174
email: Nate.VanDuzer@FMR.COM

Ladies and Gentlemen:

         Reference is made to that certain exchange support agreement dated as of February 11, 2004 ("Support Agreement") by and between Revlon, Inc. and Fidelity Management & Research Co. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Support Agreement.

         Exhibit A of the Support Agreement is hereby amended by deleting it in its entirety and substituting the attached Exhibit A in lieu thereof. As modified hereby, the Support Agreement and its terms and conditions are hereby ratified and confirmed for all purposes and in all respects.


                                   Very truly yours,

                                   REVLON, INC.


                                   By: /s/ Robert K. Kretzman
                                      ------------------------------
                                   Name:  Robert K. Kretzman
                                   Title: Executive Vice President, General
                                          Counsel and Chief Legal Officer

                                   ACKNOWLEDGED AND AGREED:

                                   Fidelity Management & Research Co.

                                   /s/ Thomas Soviero
                                   -----------------------------------
                                   Authorized Signature

                                   Thomas Soviero, Portfolio Manager
                                   -----------------------------------
                                   (Type or Print Name and Title of
                                   Authorized Signatory)

                                   ACKNOWLEDGED AND AGREED:

                                   Mafco Holdings Inc.

                                   /s/ Barry F. Schwartz
                                   -----------------------------------
                                   Authorized Signature

                                   Barry F. Schwartz, Executive Vice President
                                   and General Counsel
                                   -----------------------------------
                                   (Type or Print Name and Title of
                                   Authorized Signatory)




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                                                                       EXHIBIT A


                                    TERMS OF
                         EXCHANGE OFFER FOR ANY AND ALL


I.     EXCHANGE OFFER        Revlon, Inc. ("Revlon") agrees, in reliance on the
                             exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities
                             Act"), provided by Section 3(a)(9) thereof, to conduct an exchange offer (the "Exchange Offer"), pursuant to which Revlon will offer holders of certain series of notes issued by its wholly owned subsidiary, Revlon Consumer Products Corporation
                             ("Products Corporation"), and guaranteed by Revlon, the option to receive (i) shares of Class A common stock of Revlon, par value $0.01 per share ("Revlon
                             Class A common stock"), or (ii) cash, subject to proration as described below, in exchange for their notes and guaranties.

                             As described below, Fidelity and M&F (as such terms are defined below) agree to exchange notes and guaranties thereof and, in the case of M&F, certain other debt obligations of Products Corporation and preferred stock of Revlon for shares of Revlon Class A common stock.

       EXCHANGE OFFER
       CONSIDERATION         For each $1,000 principal amount of notes tendered
                             in the Exchange Offer, holders of Products
                             Corporation's 8 1/8% Senior Notes due 2006 (the "8
                             1/8% Senior Notes") and 9% Senior Notes due 2006
                             (the "9% Senior Notes") (together, the "Senior
                             Notes") may elect to receive:

                                  o   400 shares of Revlon Class A common stock;
                                      or

                                  o   $830, in the case of the 8 1/8% Senior
                                      Notes, in cash; or

                                  o $800, in the case of the 9% Senior Notes, in cash;

                                  o   plus, in each case, accrued and unpaid
                                      interest, which will be paid in Revlon
                                      Class A common stock or cash at the option of the holder


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                                      (without regard to whether such holder has
                                      elected to receive Revlon Class A common stock or cash in exchange for its Notes).

                             For each $1,000 principal amount of notes tendered in the Exchange Offer, holders of Products Corporation's 8 5/8% Senior Subordinated Notes due 2008 (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") may elect to receive:

                                  o   300 shares of Revlon Class A common stock;
                                      or

                                  o   $620 in cash;

                                  o   plus, in each case, accrued and unpaid
                                      interest, which will be paid in Revlon
                                      Class A common stock or cash at the option of the holder (without regard to whether such holder has elected to receive Revlon Class A common stock or cash in exchange for its Notes).

                             Notwithstanding the foregoing, Fidelity, with respect to the Initial Fidelity Notes (as such term is defined below), and M&F agree to receive Revlon Class A common stock in exchange for the principal amount of Notes tendered and M&F agrees to receive Revlon Class A common stock with respect to accrued and unpaid interest, in each case as described below in the section entitled "Support Agreements."

       PRORATION             The maximum aggregate principal amount of Notes
                             that may be tendered for cash (the "Cash Exchange
                             Amount") in the Exchange Offer will be limited to $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered
                             Notes (as such term is defined below) tendered and exchanged for Revlon Class A common stock. In the event that holders of Notes with an aggregate principal amount in excess of the Cash Exchange
                             Amount elect to receive cash, the cash
                             consideration will be apportioned pro rata first, among the tendering holders of Subordinated Notes that elected to receive cash consideration and then, to the extent that any portion of the Cash
                             Exchange Amount has not been allocated, pro rata among the tendering holders of Senior Notes


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                             that elected to receive cash consideration.

                             Holders that have elected to receive cash consideration may further elect, in the event that they are subject to proration, to have the portion of their tendered Notes for which they will not receive cash returned to them. If they do not make such election, holders will receive Revlon Class A common stock for the portion of their tendered Notes for which they will not receive cash.

       WITHDRAWAL RIGHTS     None.

       SUPPORT AGREEMENTS    Fidelity Management & Research Co. and its
                             affiliates and consolidated funds, (collectively,
                             "Fidelity") hold $155.06 million aggregate principal amount of Notes (the "Initial Fidelity
                             Notes"). Fidelity will enter into a Support
                             Agreement with Revlon, whereby it will agree to exchange the Initial Fidelity Notes in the Exchange
                             Offer, for shares of Revlon Class A common stock.
                             Fidelity may elect to receive either cash or Revlon
                             Class A common stock in exchange for accrued and unpaid interest (at the applicable rate) on such tendered Notes.

                             As a condition to its exchange of the Initial Fidelity Notes in the Exchange Offer, two directors nominated by Fidelity (each, a "Fidelity Appointee" and, together, the "Fidelity Appointees") shall have been appointed to, and shall be serving as members of, Revlon's Board of Directors, one of whom shall have been appointed as a member to each standing committee of Revlon's Board of Directors, subject to satisfaction of applicable listing standards and other applicable laws, rules and regulations.

                             From the date hereof, Revlon shall not enter into any material transactions pending the appointment of the Fidelity Appointees as set forth above.

                             Mafco Holdings Inc. and its affiliates other than Revlon or any of its subsidiaries (collectively, "M&F") hold $285.77 million aggregate principal amount of Notes (the "Initial M&F Notes" and, together with the Initial Fidelity Notes, the "Initial Notes"). M&F will enter into a Support Agreement with Revlon, whereby it will agree to exchange in the Exchange Offer the Initial M&F Notes, together with any additional Notes acquired by it from the date of the Support Agreement through the closing of the Exchange Offer, in exchange for shares of Revlon Class A common stock, including with respect to accrued and unpaid interest (at the applicable rate) on such tendered Notes.

                             In addition, pursuant to the Support Agreement, M&F will agree to exchange (x) any and all amounts outstanding (including accrued and unpaid interest thereon at the applicable rate), as of the date of the closing of the Exchange Offer, under each of
                             (i) the $100 Million Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of February 5, 2003, between Products Corporation and M&F, as amended,


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                             (ii) the $65 Million Senior Unsecured Supplemental
                             Line of Credit Agreement, dated as of February 5, 2003, between Products Corporation and M&F, as amended (the "M&F $65 Million Line of Credit"), and
                             (iii) the $125 Million 2004 Senior Unsecured
                             Multiple-Draw Term Loan Agreement, dated as of January 28, 2004, between Products Corporation and M&F (the "M&F $125 Million Loan"), each at an exchange ratio of 400 shares of Revlon Class A common stock for each $1,000 of indebtedness outstanding thereunder, and (y) an aggregate of $24.1 million outstanding under certain non-interest bearing subordinated promissory notes payable by Products Corporation, at an exchange ratio of 300 shares of Revlon Class A common stock for each $1,000 of indebtedness outstanding thereunder. This exchange will be consummated simultaneously with the Exchange Offer.

                             In addition, pursuant to the Support Agreement, M&F will agree to (i) exchange all 546 outstanding shares of Series A preferred stock of Revlon, par value $0.01 per share, having an aggregate liquidation preference of $54.6 million, for shares of Revlon Class A common stock at an exchange ratio of 160 shares of Revlon Class A common stock for each $1,000 of liquidation preference outstanding, and (ii) convert all 4,333 outstanding shares of Series B convertible preferred stock of Revlon, par value $0.01 per share, into 433,333 shares of Revlon Class A common stock in accordance with the terms of the certificate of designations for such Series B convertible preferred stock. This exchange and conversion will be consummated simultaneously with the Exchange Offer.

                             In addition, pursuant to the Support Agreement, M&F will vote in favor of, or consent to, the issuance of shares of Revlon Class A common stock in the Exchange Offer and pursuant to the Support Agreements with Fidelity and M&F and the other transactions contemplated by this term sheet and will agree to take all actions reasonably necessary to facilitate or otherwise support the Exchange Offer and the transactions contemplated by this term sheet.


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       MACANDREWS &
       FORBES EQUITY
       CONTRIBUTION          Promptly following the expiration of the Exchange
                             Offer, M&F agrees to subscribe for additional shares of Revlon Class A common stock at a purchase price of $2.50 per share in an aggregate subscription amount equal to the sum of (x) $150 million less the aggregate principal amount of the Additional Tendered Notes (the "M&F Equity
                             Contribution", which amount shall not be less than
                             zero) plus (y) the amount, if any, of cash to be paid by Revlon in exchange for Notes tendered in the Exchange Offer, excluding cash to be paid with respect to accrued interest at the applicable rate
                             (the "M&F Stock Subscription").

                             The "Additional Tendered Notes" are those Notes validly tendered by any party and accepted by Revlon in the Exchange Offer in excess of the aggregate principal amount of the Initial Notes.

           USE OF PROCEEDS   The net cash proceeds received by Revlon as the M&F
                             Equity Contribution, if any, will be contributed to Products Corporation. Revlon will cause Products
                             Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

                             Any cash received by Revlon as the M&F Stock
                             Subscription will be used for the cash
                             consideration in the Exchange Offer.

II.    PUBLIC RIGHTS
       OFFERING As soon as reasonably practicable after the consummation of the Exchange Offer, Revlon agrees to consummate a rights offering (the "Public Rights Offering") pursuant to which Revlon will distribute, on a pro rata basis and at no charge, non-transferable rights (the "Public Rights") to each holder of record, as of a date prior to the expiration of the Exchange Offer, of Revlon Class A common stock and the Class B common stock of Revlon, par value $0.01 per share ("Revlon Class B common stock" and, together with the Revlon Class A common stock, the "Common Stock"), to purchase its pro rata number of shares ("Public Rights Shares") of Revlon Class A common stock (the "Public Basic Subscription Privilege") at a price per Public Rights Share equal to $2.50 (the "Public Subscription Price"), such that the aggregate


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                             number of Public Rights Shares to be offered in the
                             Public Rights Offering multiplied by the Public Subscription Price will equal the Public Offering Amount. The "Public Offering Amount" shall be equal to (A) the sum of (i) the M&F Equity Contribution, if any, and (ii) the M&F Stock Subscription, divided by (B) the M&F Ownership Percentage.

                             The "M&F Ownership Percentage" means the percentage of Common Stock owned by M&F on the record date of the Public Rights Offering.

                             Although M&F will receive Public Rights, it will agree in its Support Agreement not to exercise such Public Rights.

                             Each holder of Public Rights who exercises in full its Public Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Public Rights Shares at the Public Subscription Price, to the extent that other holders of Public Rights do not exercise all of their Public Rights in the Public Basic Subscription Privilege; provided that such oversubscription privilege will be limited, in the aggregate, to those Public Rights Shares underlying the Public Rights of holders other than M&F.

       USE OF PROCEEDS       The net cash proceeds received by Revlon as payment
                             for the Public Subscription Price in the Public
                             Rights Offering will be contributed to Products
                             Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

III.   SECOND RIGHTS
       OFFERING On or prior to December 31, 2004, Revlon agrees to have closed an additional rights offering (the "Rights Offering") pursuant to which Revlon will distribute, on a pro rata basis and at no charge, rights (the "Rights") to each holder of record of the Common Stock, to purchase its pro rata number of shares ("Rights Shares") of Revlon Class A common stock (the "Basic Subscription Privilege") at a price per Rights Share to be determined by the Board of Directors of Revlon at the time of the Rights Offering (the "Subscription Price"), such that the aggregate


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                             number of Rights Shares to be offered in the Rights
                             Offering multiplied by the Subscription Price will equal the Aggregate Offering Amount. The "Aggregate Offering Amount" shall be equal to the positive excess, if any, of $200 million over the sum of (i) the aggregate principal amount of the Additional Tendered Notes, (ii) the M&F Equity Contribution, if any, and (iii) the aggregate proceeds of the Public Rights Offering (such excess, if any, being the "Aggregate Back-Stop Amount").

                             Each of M&F and Fidelity may exercise their Basic Subscription Privilege and their Over-Subscription Privilege.

                             Each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Rights Shares at the Subscription Price (the "Over-Subscription Privilege"), to the extent that other holders of Rights do not exercise all of their Rights in the Basic Subscription Privilege.

       MACANDREWS & FORBES
       BACK-STOP             In the event the Rights Offering is not fully
                             subscribed, M&F shall, on or prior to December 31, 2004, on the same terms as the Rights Offering, purchase all of the Back-Stop Shares (as such term is defined below).

                             "Back-Stop Shares" shall mean such number of shares of Revlon Class A common stock as equals all of the Rights Shares that are not otherwise subscribed and paid for by the holders of Rights under either their Basic Subscription Privilege or their Over-Subscription Privilege, provided, however, that the maximum number of Back-Stop Shares shall not exceed:

                                  o  (x) the Aggregate Back-Stop Amount

                                  o  divided by (y) the Subscription Price.


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       USE OF PROCEEDS       The net cash proceeds received by Revlon as payment
                             for the Subscription Price in the Rights Offering will be contributed to Products Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

IV.    ADDITIONAL EQUITY
       OFFERINGS             To the extent that the sum of (i) the aggregate
                             principal amount of the Additional Tendered Notes,
                             (ii) the M&F Equity Contribution, if any, (iii) the aggregate proceeds of the Public Rights Offering,
                             (iv) the aggregate proceeds of the Rights Offering
                             (including the Aggregate Back-Stop Amount) and (v) the aggregate proceeds of any other equity offering(s) consummated after the Exchange Offer and used by Products Corporation to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction, is less than $300 million
                             (such shortfall, if any, the "Aggregate Additional
                             Offering Amount"), Revlon will agree to consummate, on or prior to March 31, 2006, one or more offerings (which may be rights offerings and/or issuances of Revlon Class A common stock in a public offering or private placement or other exempt transactions either for cash or in exchange for outstanding indebtedness of Products
                             Corporation) in order to reduce the outstanding indebtedness of Products Corporation, other than revolving indebtedness unless there is a corresponding commitment reduction, by the
                             Aggregate Additional Offering Amount (the
                             "Additional Offerings").

                             The offering price and terms of any Additional Offerings shall be determined by the Board of Directors of Revlon at the time of the Additional Offerings.

                             In the event that by March 31, 2006 the proceeds (or aggregate principal amount of notes tendered in any exchange) of the Additional Offerings are less than the Aggregate Additional Offering Amount, M&F will agree to purchase shares (the "Aggregate Additional Back-Stop Amount") of Revlon Class A common stock for an amount of cash such that Products Corporation reduces indebtedness, other than


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                             revolving indebtedness unless there is a
                             corresponding commitment reduction, in an aggregate principal amount equal to the Aggregate Additional Offering Amount.

                             M&F may satisfy its obligations by making an investment in Revlon Class A common stock in an amount equal to the Aggregate Additional Back-Stop Amount pursuant to any transaction approved by Revlon's Board of Directors, which may include a rights offering.

       USE OF PROCEEDS       The net cash proceeds received by Revlon in the
                             Additional Offerings (including the Aggregate
                             Additional Back-Stop Amount) will be contributed to Products Corporation. Revlon will cause Products
                             Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

       AMENDMENTS, WAIVERS   The terms will not be amended or waived without the
                             written consent of each of Fidelity, M&F and Revlon.

V.     CORPORATE GOVERNANCE  Revlon and Fidelity shall enter into a shareholders agreement pursuant to which the parties will agree that:

                                  o   Revlon will maintain a majority of
                                      Independent Directors on its Board of
                                      Directors. "Independent Directors" shall be those directors who satisfy the "independence" criteria set forth in the New York Stock Exchange ("NYSE") listing rules; provided, however, that any Fidelity Appointees shall be deemed to be Independent Directors for purposes of the shareholders agreement;



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                                  o   Revlon shall establish within 30 days
                                      after the consummation of the Exchange
                                      Offer and maintain a Nominating and
                                      Corporate Governance Committee of the
                                      Board of Directors;

                                  o Revlon shall not conduct any business or enter into any transaction or series of similar transactions with any affiliate of Revlon (other than Revlon's subsidiaries) or a legal or beneficial owner of 10% or more of the voting power of the voting stock of Revlon or an affiliate of such owner (other than any transaction (i) contemplated herein or pursuant to agreements or arrangements entered into prior to the date hereof and disclosed to Fidelity or (ii) specifically permitted by the indentures pursuant to which the Notes were issued) unless: (a) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved by all the Independent Directors of the Board of Directors of Revlon, and (b) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in


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                                      excess of $20.0 million, such transaction
                                      or series of related transactions has been determined, in the written opinion of a nationally recognized, investment banking firm, to be fair, from a financial point of view, to Revlon.

                             The shareholders agreement shall terminate at such time as Fidelity ceases to hold at least 5% of the outstanding voting stock of Revlon.

                             Without the consent of Fidelity, Revlon, Inc. will not permit Products Corporation to have outstanding aggregate borrowings under the M&F $125 Million Loan and the M&F $65 Million Line of Credit at any time in excess of (i) $190 million minus (ii) the principal amount of borrowings under the M&F $125 Million Loan and the M&F $65 Million Line of Credit exchanged for Revlon Class A common stock in the Exchange Offer minus (iii) the original commitment amount of the Additional Credit Facility.

VI.    ADDITIONAL CREDIT
       FACILITY UBS or a lender under Products Corporation's bank credit agreement shall provide $65 million of additional liquidity to Products Corporation by becoming part of Products Corporation's bank credit agreement or increasing such lender's commitment thereunder, as the case may be.

VII.   PRESS RELEASE         The text of any press release describing the
                             Exchange Offers or other transactions contemplated by this Term Sheet shall be reasonably satisfactory to Fidelity, except as required by applicable law.


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